EXHIBIT 10.2


March [to be issued at closing], 2006

Regatta Capital, Ltd., Agent
Attn:  Mr. Stephen D. Replin
222 Milwaukee Street
Denver, CO 80202

Dear Sir:

In connection with the proposed purchase and sale of up to [$6,013,000.00] of bonds (the "Bonds") issued by Regatta Capital, Ltd. (the "Company"), pursuant to that certain Securities Purchase Agreement dated March [X], 2006 (the "SPA"), wherein Regatta Capital Partners, Inc. ("RCPI") (successor to Monet Entertainment Group, Inc.), agrees to issue, for each $100.00 of Bond principal, and accrued interest thereunder, [144.175] shares of its common stock par value $[0.001] per share (the "Shares"), all as more particularly set forth in the SPA, you have requested, in your capacity as agent for the bond holders, and we hereby issue, our opinion as set forth below.

The Board of Directors of RCPI and the Company has engaged Tannenbaum & Company, P.C., Certified Public Accountants, to perform an independent analysis and to provide its opinion as to the fairness from a financial point of view to the Regatta Capital, Ltd. bond holders (the "Bond Holders") for the above referenced transaction.

Our opinion addresses only the fairness of the Transaction from a financial point of view and does not address any other aspect of the Transaction, including the merits of the Transaction as compare to other transactions or business strategies that may be available to the Bond Holders, RCPI's underlying business decision to effect the Transaction, or the possible tax consequences of the Transaction. We are not expressing any opinion as to the actual value of a share of the RCPI Common Stock or the prices at which RCPI common Stock will trade at any time. Likewise, we are not expressing any opinion as to the actual value of RCPI's assets nor the prices at which RCPI's assets may be sold at any time, Further, we made no investigation of and make no recommendation to any holder of RCPI Common Stock as to the possible tax consequences of the Transaction.

In connection with our opinion, we have, among other things:

     (a) Reviewed the terms and conditions describing or otherwise directly relating to the Transaction;
     (b) Reviewed certain publicly available business and historical financial information relating to RCPI, including without limitation, Annual Reports, Forms 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission;


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     (c)  Reviewed certain internal financial information and other data relating to the businesses and financial prospects of RCPI, as well as estimates, financial forecasts and analyses prepared by the management of RCPI that are not publicly available;
     (d) Conducted discussion with members of the senior management of the Company; (e) Reviewed the process and background that led to the Transaction; and (f) Conducted such other information that we deemed necessary or appropriate.


Facts:

         Regatta Capital, Ltd.:

The following is a list of the primary assets of Regatta Capital, Ltd. that management has provided. These assets are management's estimate of their current value.



     Note Receivable-        Harding                          $   735,000
     Note Receivable-        Shallenbarger                        192,593
     Note Receivable-        Miller                                68,100
     Judgment Receivable-    McIntire                             276,000
     Note Receivable-        Day                                  574,698
     Note Receivable-        Stephens                             400,000
     Note Receivable-        Betts                                540,000
     Note Receivable-        Denver Mtn Express                    10,000
     Investment-             Del Mar Partners, Ltd                 12,500
     Investment-             Monet Entertainment Group            100,000
     Cash on Hand                                               1,000,000
                                                               -----------

     Total Assets                                             $ 3,908,891
                                                               ===========



         Monet Valuation:

Monet Entertainment is a publicly trade company presently being traded on the "NASDAQ Bulletin Board." Management's valuation of Monet Entertainment Group, Ltd is $600,000.

The total value of the two companies combined is as follows:


Regatta Capital, Ltd                    $   3,908,891              86.69%
RCPI                                          600,000              13.31%
                                        -------------        ------------

Total                                   $   4,508,891             100.00%
                                        =============        ============


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Opinion:

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the proposed Transaction is fair, from a financial point of view, to the Bond Holders.



Tannenbaum & Company, P.C.










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